Exhibit 10.1

ORGANOVO HOLDINGS, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(Retention Form)

Organovo Holdings, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of restricted stock units (each a “Unit”) pursuant to the Organovo Holdings, Inc. 2012 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of common stock of the Company (the “Stock”), as follows:

Participant:	Employee ID:
Date of Grant:
Total Number of Units:	, subject to adjustment as provided by the
Restricted Stock Units Agreement.
Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the date on which a Unit becomes a Vested Unit.
Vesting Start Date:
Vesting Conditions:

Except as otherwise specified below or in the Restricted Stock Unit Agreement, 50% of the Units shall vest on the date that is two years after the Vesting Start Date, and the remaining 50% shall vest on the date that is three years after the Vesting Start Date, so long Participant’s Service (as defined in the Restricted Stock Units Agreement) is continuous from the Date of Grant through the applicable vesting date.  Units that have vested shall be referred to herein as “Vested Units”.

Accelerated Vesting:

If the employment of the Participant: (i) (A) terminates more than 90 days after the Grant Date due to the Participant’s death or Disability (as defined below), (B) is terminated by Organovo for reasons other than Cause (as defined below) coincident with or within one year after a Change in Control, or (C) is terminated by the Participant for Good Reason (as defined below) coincident with or within one year after a  Control of Control, the shares of Stock shall become fully vested upon such termination of employment; or (ii) is terminated by the Company for reasons other than Cause as part of and as a result of the Company’s unilateral layoff of employees effected in connection with a restructuring, reorganization, down-sizing or elimination of one or more business units, departments, facilities or locations of the Company (a “Reduction in Force”), the Participant shall be vested as of the date of the Reduction in Force in an aggregate  number of shares of Stock (including any Vested Units based on the Participant’s satisfaction of the Vesting Conditions) equal to the product of (i) the Total Number of Units multiplied by (ii) (A) the number of full monthly periods measured from the Vesting Start Date to the date of the Reduction in Force divided by (B) thirty-six months.

“Cause” means:

(i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with Organovo (other than any such failure resulting from incapacity due to physical or mental illness), as determined by Organovo’s Chief Executive Officer no earlier than thirty (30) days after a written demand for substantial performance is delivered to the Participant, which specifically identifies the manner in which Organovo believes that the Participant has willfully and continuously failed to perform substantially the Participant’s duties with Organovo;

(ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to Organovo or Participant’s ability to perform his or her duties with Organovo;

(iii) conviction (including a plea of guilty or nolo contendere) of a felony;

(iv) a material violation of a material written policy of Organovo or any affiliate, violation of which would be grounds for immediate dismissal under applicable Company policy; or

(v) failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Truth in Negotiations Act, or any rules or regulations thereunder.

“Change in Control” means the effective date of the occurrence of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of Organovo representing more than thirty percent (30%) of the total Fair Market Value or total combined voting power of Organovo’s then‑outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who is the beneficial owner of more than thirty percent (30%) of such voting power, (B) any acquisition directly from Organovo, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by Organovo, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of Organovo in substantially the same proportions as their ownership of the voting securities of Organovo; or

(ii) an Ownership Change Event (as defined below) or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of Organovo immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in clause (iii) of that definition, the entity to which the assets of Organovo were transferred (the “Transferee”), as the case may be; or

(iii) a majority of members of the Incumbent Directors (as defined below) is replaced during any twelve (12)-month period;

provided, however, that a Change in Control shall be deemed not to include an event described in subsection (i) until the earlier of (a) the person has two or more representatives on the Board of Directors or (b) the person becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of Organovo representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of Organovo’s then‑outstanding securities entitled to vote generally in the election of Directors.

For purposes of subsections (i) and (ii), indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own Organovo or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.

In addition for purposes of subsections (i) and (ii), the Committee shall determine whether multiple acquisitions of the voting securities of Organovo and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

For purposes of this definition of Change in Control, “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of Organovo or at the request of a person who is the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of Organovo representing more than five percent (5%) of the total Fair Market Value or total combined voting power of Organovo’s then‑outstanding securities entitled to vote generally in the election of Directors); and “Ownership Change Event” means the occurrence of any of the following with respect to Organovo:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of Organovo of securities of Organovo representing more than fifty percent (50%) of the total combined voting power of Organovo’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which Organovo is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of Organovo (other than a sale, exchange or transfer to one or more subsidiaries of Organovo).

“Disability” means incapacity due to physical or mental illness which has rendered the Participant unable effectively to carry out his/her duties and obligations to Organovo or unable to participate effectively and actively in the management of Organovo for a period of ninety (90) consecutive days or for shorter periods aggregating to one-hundred twenty (120) days (whether or not consecutive) during any consecutive twelve (12) months.

“Good Reason” means, without the Participant’s consent:

(i) a material diminution in the Participant’s Base Salary or target bonus potential, unless such material diminution results for a determination by both the CEO and Compensation Committee that the Company’s financial condition is such that a reduction in compensation is appropriate and the reduction is applied uniformly to all Company officers;

(ii) a material diminution in the Participant’s authority, duties, or responsibilities;

(iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report;

(iv) any requirement that the Participant relocate, by more than fifty (50) miles, the principal location from which the Participant performs services for Organovo immediately prior to the termination of employment or the occurrence of the Change in Control.

It shall be a condition precedent to the Participant’s right to terminate Participant’s employment for Good Reason (whether before or after a Change in Control) that (i) the Participant shall have first given Organovo written notice stating with reasonable specificity the breach on which such termination is premised within ninety (90) days after the Participant becomes aware or should have become aware of such breach, and (ii) if such breach is susceptible of cure or remedy, such breach has not been cured or remedied within thirty (30) days after receipt of such notice.

Superseding Agreement:

The Company and Participant may enter into a Superseding Agreement that provides that the terms and conditions set forth in such Superseding Agreement supersede and replace the terms set forth in this Notice of Grant, the accompanying Restricted Stock Units Agreement and the Plan.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice of Grant and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Notice of Grant. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

ORGANOVO HOLDINGS, INC.		PARTICIPANT

By:
	[Name]	Signature
[Title]

Date

Address:	6275 Nancy Ridge Dr.
	San Diego, CA 92121	Address

ATTACHMENTS:	2012 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus

ORGANOVO HOLDINGS, INC.

RESTRICTED STOCK UNITS AGREEMENT

Organovo Holdings, Inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Notice of Grant”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Notice of Grant and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the Organovo Holdings, Inc. 2012 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice of Grant, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Notice of Grant, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares of Stock issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Notice of Grant, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice of Grant, this Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice of Grant or the Plan.

1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

All questions of interpretation concerning the Notice of Grant, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.The Award.

3.1Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in the Notice of Grant, subject to adjustment as provided in Section 9. Each Unit represents a right to receive on a date determined in accordance with the Notice of Grant and this Agreement one (1) share of Stock.

3.2No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.Vesting of Units.

Units acquired pursuant to this Agreement shall become Vested Units as provided in the Notice of Grant. For purposes of determining the number of Vested Units following a Change in Control, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Change in Control.

5.Company Reacquisition Right.

5.1Grant of Company Reacquisition Right. Except to the extent otherwise provided by the Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2Change in Control, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of a Change in Control, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Change in Control, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following a Change in Control, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

6.Settlement of the Award.

6.1Issuance of Shares of Stock. Subject to the provisions of Section 6.3 and Section 7.1, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock. The Settlement Date with respect to a Unit shall be the date on which such Unit becomes a Vested Unit as provided by the Notice of Grant (an “Original Settlement Date”); provided, however, that if the Original Settlement Date would occur on (i) a date which is not a business day, the Settlement Date shall occur on the next business day or (ii) a date on which a sale by the Participant of the shares of Stock to be issued in settlement of the Vested Units would violate the then applicable Insider Trading Policy of the Company or on a date which a sale is not otherwise not permitted, the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares of Stock by the Participant would not violate the then applicable Insider Trading Policy, but in any event on or before the 15th day of the third calendar month of the following calendar year after the Original Settlement Date. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s then applicable Insider Trading Policy.  For purposes of clarity, sales made pursuant to a Rule 10b5-1 Plan or a “sale to cover” program approved by the Company shall not be deemed to be a sale that would violate the then applicable Insider Trading Policy of the Company, and as a result, the settlement of the Vested Units will not be delayed pursuant to this Section 6.1.

6.2Beneficial Ownership of Stock; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares of Stock acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3Restrictions on Grant of the Award and Issuance of Stock. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.4Fractional Shares of Stock. The Company shall not be required to issue fractional shares of Stock upon the settlement of the Award.

7.Tax Withholding.

7.1In General. At the time the Notice of Grant is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock and the Stock will not be deemed settled until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

7.2Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Insider Trading Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Stock being acquired upon settlement of Units. For purposes of clarity, sales made pursuant to a Rule 10b5-1 Plan or a “sale to cover” program approved by the Company shall not be deemed to be a sale that would violate the then applicable Insider Trading Policy of the Company, and as a result, such sales can be utilized by the Participant to satisfy the applicable tax withholding obligations.

7.3Withholding in Stock. Subject to the Company’s Insider Trading Policy, the Company shall have the right, but not the obligation, to allow the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares of Stock having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

8.Effect of Change in Control.

Subject in all cases to any accelerated vesting provisions provided in the Notice of Grant and any Superseding Agreement, in the event of a Change in Control, except to the extent that the Committee determines to cash out the Award in accordance with Section 13.1(c) of the Plan, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the outstanding Units or substitute for all or any portion of the outstanding Units substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. The Award shall terminate and cease to be outstanding effective as of the time of consummation or the Change in Control to the extent that Units subject to the Award are neither assumed or continued by the Acquiror in connection with the Change in Control nor settled as of the time of the Change in Control.

9.Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of this Award until the date of the issuance of such Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 9. If the Participant is an Employee, the Participant

understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

11.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12.Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance. In connection with effecting such compliance with Section 409A, the following shall apply:

12.1Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

12.2Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

12.3Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

12.4Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

13.Miscellaneous Provisions.

13.1Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.

13.2Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.5Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Notice of Grant or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice of Grant, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Notice of Grant to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Notice of Grant, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6Clawback Policy.  Notwithstanding anything to the contrary in this Agreement, all Units payable or shares of Stock issued in settlement of this Award shall be subject to any clawback policy adopted by the Company from time to time (including, but not limited to, any policy adopted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws), regardless of whether the policy is adopted after the date on which the Units are granted, vest, or are settled by the issuance of shares of Stock.

13.7Integrated Agreement. The Notice of Grant, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Notice of Grant, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.8Applicable Law. This Agreement shall be governed by the laws of the State of New Jersey as such laws are applied to agreements between New Jersey residents entered into and to be performed entirely within the State of New Jersey.

13.9Counterparts. The Notice of Grant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.